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[Logo of Coopers & Lybrand]



                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 (File No. 333-30261) of our report dated May 1, 1997, on our audits of the Statement of Revenue and Certain Expenses of Certain Acquired Product Lines of the Heinz Pet Products Division of Star-Kist Foods, Inc. for the years ended May 1, 1996 and May 3, 1995. We also consent to the references to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.



Cincinnati, Ohio
August 26, 1997